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                                                                    EXHIBIT 99.1

[LASON LOGO]



Contact:      Douglas S. Kearney
              248-837-7100
              www.lason.com


                         LASON APPOINTS MARK J. CLINTON
                      PRESIDENT OF DATA CAPTURE OPERATIONS

TROY, Mich. - December 9, 2002 - Lason, Inc. (LSSNV), a leading provider of integrated information outsourcing solutions, today announced the appointment of Mark J. Clinton as President of its Data Capture Services division. "Mark is a tremendous individual with a proven track record of successfully growing the businesses with which he has been involved. We look to Mark to lead our worldwide Data Capture organization to the next level and capitalize on the outstanding growth opportunities, both on- and off-shore, that we have before us. We are very fortunate to have a person of his caliber join the Lason team," stated Ronald D. Risher, president and chief executive officer.

Mr. Clinton will be leaving his position as President of Master Data Center in Southfield, Michigan, to assume his new role with Lason. He has been President of Master Data Center since 1993. Prior to becoming President of Master Data he was Vice President of Operations after joining the company in 1991. Master Data Center, a subsidiary of Information Holdings Inc. (IHI-NYSE), is a leading global provider of intellectual property management software and an application service provider (ASP).

Prior to joining Master Data Center, Mr. Clinton held several key management positions with Accenture from 1984 to 1991. Accenture is a world leading management and technology services organization specializing in customer relationship management, supply chain management, business strategy, technology and outsourcing.

Mr. Clinton holds a BS in Mathematics and an MBA in Finance from the University of Michigan.

ABOUT LASON

Lason, headquartered in Troy, Michigan, is a leading provider of integrated information outsourcing solutions through in excess of 60 locations and facilities management sites in 26 states, India, China (service relationship), Mexico, the Caribbean and Canada. The Company serves over 5,500 active customers primarily in the healthcare, financial services, government and manufacturing and industrial vertical markets. The Company's core competency resides in its ability to enhance the performance of its customers' business by outsourcing their non-core business processes and back office operations. The Company's primary services are data, document and image capture, web-based document repository services via its Document DNA(TM) (digital network access) product, analog services, on-site facilities management, print and mail





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LSON Names President of Data Capture Division
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December 9, 2002


type services, database management and other professional services. The Company's service capabilities across a broad range of data and media types allows its customers to fulfill their business process and information outsourcing needs with a single vendor regardless of geography. Lason is available on the World Wide Web at http://www.lason.com.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties,
(5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of Lason and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.









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